Exhibit 99.1

Disc Medicine Announces $62.5 Million Financing led by Bain Capital Life

Sciences to Advance Portfolio of Novel Hematology Programs

WATERTOWN, Mass. (February 14, 2023) Disc Medicine, Inc. (NASDAQ: IRON) a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments for patients suffering from serious hematologic diseases, today announced it has entered into a securities purchase agreement with certain investors resulting in an aggregate $62.5 million in gross proceeds through a registered direct offering. The financing was led by Bain Capital Life Sciences, who contributed $50 million, with participation from existing investors, Access Biotechnology and OrbiMed.

The financing includes 1,488,166 shares of the Company’s common stock at a price of $23.00 per share and pre-funded warrants to purchase up to an aggregate of 1,229,224 shares of common stock, at a purchase price of $22.9999, which represents the per share offering price for the common stock less the $0.0001 exercise price for each pre-funded warrant. The offering is expected to close on or about February 15, 2023, subject to customary closing conditions.

The shares of common stock and pre-funded warrants were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-269272) that was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 18, 2023, and declared effective by the SEC on January 18, 2023. A final prospectus supplement, which contains additional information relating to the offering, has been filed with the SEC and is available on the SEC’s website at www.sec.gov.

“We are delighted to welcome Bain Capital Life Sciences as an investor during a transformational time for Disc. Our pipeline of three clinical-stage programs, each with therapeutic potential in a range of indications, is expected to provide a series of important clinical trial read-outs beginning mid-year,” said John Quisel, J.D., Ph.D., Chief Executive Officer and President of Disc. “This investment adds to the financial strength of the company and will enable us to pursue the development of our programs with confidence as we advance toward phase 2 data.”

“We are thrilled to support Disc in its vision to build a leading hematology company and believe the Company’s unique approach of targeting heme synthesis and iron metabolism addresses fundamental processes of red blood cell development,” said Ricky Sun, PhD, Partner at Bain Capital Life Sciences. “We look forward to supporting the Company as the data from programs mature and Disc looks towards its next phase of growth.”

This investment will primarily support development of Disc’s clinical-stage pipeline including:

•

Bitopertin (heme synthesis): a first-in-class, investigational, orally administered inhibitor of glycine transporter 1 (GlyT1) that is designed to modulate heme biosynthesis. It is currently being studied in patients with erythropoietic protoporphyria (EPP) in the ongoing phase 2 BEACON and AURORA clinical trials. Disc expects to initiate a separate trial in Diamond-Blackfan Anemia (DBA) patients in the first half of 2023. Studies in additional indications are being planned.

•

DISC-0974 (hepcidin suppression): a first-in-class, investigational, anti-hemojuvelin (HJV) monoclonal antibody designed to suppress hepcidin production and increase serum iron to enable erythropoiesis. It is currently being studied in an ongoing phase 1b/2 clinical trial in myelofibrosis patients with anemia. A separate trial in patients with anemia of chronic kidney disease (CKD) not receiving dialysis is expected to initiate in the first half of 2023 and studies in other forms of anemia of inflammation are being planned.

•

MWTX-003 (hepcidin induction): a first-in-class, investigational, anti-TMPRSS6 (also known as Matriptase-2) monoclonal antibody designed to increase hepcidin production and suppress serum iron. An IND has been accepted by the FDA and a phase 1 clinical trial of MWTX-003 in healthy volunteers are expected to initiate in 2023. Disc plans to develop MWTX-003 as a treatment for polycythemia vera and other indications.

About Disc Medicine

Disc Medicine (NASDAQ:IRON) is a clinical-stage biopharmaceutical company committed to discovering, developing, and commercializing novel treatments for patients who suffer from serious hematologic diseases. We are building a portfolio of innovative, first-in-class therapeutic candidates that aim to address a wide spectrum of hematologic diseases by targeting fundamental biological pathways of red blood cell biology, specifically heme biosynthesis and iron homeostasis. For more information, please visit www.discmedicine.com.

Disc Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, express or implied statements regarding: Disc’s anticipated use of net proceeds from the offering; statements regarding the completion and timing of the offering; and future product development plans and projected timelines for the initiation and completion of preclinical and clinical trials and other activities. The use of words such as, but not limited to, “believe,” “expect,” “estimate,” “project,” “intend,” “future,” “potential,” “continue,” “may,” “might,” “plan,” “will,” “should,” “seek,” “anticipate,” or “could” or the negative of these terms and other similar words or expressions that are intended to identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on Disc’s current beliefs, expectations and assumptions regarding the future of Disc’s business, future plans and strategies, clinical results and other future conditions. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Disc may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and investors should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements as a result of a number of material risks and uncertainties including but not limited to: the offering may not be completed on the timeline expected or at all; the adequacy of Disc’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the nature, strategy and focus of Disc; the difficulty in predicting the time and cost of development of Disc’s product candidates; Disc’s plans to research, develop and commercialize its current and future product candidates; the timing of initiation of Disc’s planned preclinical studies and clinical trials; the timing of the availability of data from Disc’s clinical trials; Disc’s ability to identify additional product candidates with significant commercial potential and to expand its pipeline in hematological diseases; the timing and anticipated results of Disc’s preclinical studies and clinical trials and the risk that the results of Disc’s preclinical studies and clinical trials may not be predictive of future results in connection with future studies or clinical trials and may not support further development and marketing approval; the other risks and uncertainties described in the “Risk Factors” section of the Current Report on Form 8-K filed with the SEC on December 29, 2022 and other documents filed by Disc from time to time with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Disc’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. None of Disc, nor its affiliates, advisors or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as result of new information, future events or otherwise, except as required by law.

About Bain Capital Life Sciences

Bain Capital Life Sciences (www.baincapitallifesciences.com) invests in pharmaceutical, biotechnology, medical device, diagnostic, and life science tool companies across the globe, with a focus on companies that both drive medical innovation across the value chain and enable that innovation to improve the lives of patients with unmet medical needs. The differentiated skillset of Bain Capital Life Sciences team enables it to deliver targeted capital and value-added strategic support to companies around critical phases of growth and inflections in value. Since 1984, Bain Capital has employed a strategic and analytical approach to identify attractive investment opportunities and partner with management teams to transform and improve their businesses. During this time, Bain Capital has developed global reach, deep expertise, and a proven track record in the life sciences industries across private equity, public equity, credit, venture capital, and real estate.

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